Exhibit 10.3

CONSULTING SERVICES AGREEMENT

This Agreement is made effective as of the 15th day of June, 2009, by and between MAGNUM GROUP INTERNATIONAL INC., having its business office at 245 EastLiberty Street, Suite 200, Reno, Nevada 89501 ("Consultant"), and QUADRA ENERGY SYSTEMS INC., a Belize corporation (the "Company") having its business office at 6130 Elton Avenue, Las Vegas, Nevada 89107.

WHEREAS, Consultant possesses experience in the field of accounting and corporate governance, international and domestic financing, domestic and international taxation, Federal and state securities laws, secondary securities trading, business acquisitions and dispositions and matters of general and special law; and

WHEREAS, the Company is a wholly owned subsidiary of QUADRA PROJECTS INC. a publicly-held company required to file periodic reports pursuant to the requirements of the U.S. Securities Exchange Act of 1934; and

WHEREAS, the Company desires advice and guidance relating to the areas of expertise of Consultant including the business services provided by the Consultant, as aforesaid; and

WHEREAS, the Company desires to hire Consultant and Consultant is willing to accept the Company as a client.

NOW THEREFORE, in consideration of the mutual covenants herein contained, it is agreed:

      1. Company hereby engages Consultant on a non-exclusive basis, to render advice with respect to corporate governance, accounting and other business services, including corporate organization, corporate finance, reviewing business opportunities and corporate taxation. Consultant hereby accepts such engagement and agrees to render such advice throughout the term of this Agreement. It is further agreed that Consultant shall have no authority to bind the Company to any contract or obligation or to transact any business in the Company's name or on behalf of the Company, in any manner. The Consulting Services to be rendered by Consultant hereunder shall consist of consultations with Management of the Company as Management may from time to time require during the consulting period.

      2. The Company expressly understands and agrees that Consultant shall not be prevented or barred from rendering services of the same nature as or similar nature to those described in this Agreement, or of any nature whatsoever, for or on behalf of any person, firm, corporation, or entity other than the Company. Company understands and accepts that Consultant is currently providing consulting services to other private and public companies and will continue to do so during the term of this Agreement. Company

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also understands and accepts that Consultant will seek new clients to provide its consulting services to during the term of this Agreement.

     3. In its performance hereunder, Consultant and its agents shall be an independent contractor. Consultant shall complete the services required hereunder according to its own means and methods of work and shall be in the exclusive charge and control of Consultant and shall not be subject to the control or supervision of Company, except as to the results of the work. Company acknowledges that nothing in this Agreement shall be construed to require Consultant to provide services to Company at any specific time, or in any specific place or manner. Payments to Consultant hereunder shall not be subject to withholding taxes or other employment taxes as required with respect to compensation paid to an employee.

     A. Consultant agrees that it will comply with all applicable securities laws, in performing on behalf of the Company hereunder.

     B. It is understood that there may be times when the Company does not utilize the services or advice of Consultant. Any such failure of the Company to use, or seek in writing, Consultant's advice and/or services and/or assistance, as set forth herein, shall not be deemed to be non-performance hereunder by Consultant.

     4. The services to be rendered by Consultant hereunder shall consist of the following:

     A. Giving advice on corporate governance and compliance by the Company with all securities laws and regulations and communications laws and regulations applicable to its business, state, federal and foreign including advice on corporate business transactions, contracts, and, at the Company's request, negotiation of contracts.

     B. Giving advice on and providing accounting and other business services, business strategies, corporate finance, secondary trading in the Company's securities, and at the Company's request, assistance in negotiation and evaluation of mergers, consolidations and acquisitions, spin-offs, split-ups and other dispositions and re-capitalizations; and providing assistance in developing business systems designed to produce operating efficiencies.

     C. Advise the Company and provide assistance in the area of business development and strategies for achieving Company growth.

     D. Giving advice on matters of income taxation, domestic and international, and matters relating to import and export laws and regulations; and

     E. Giving advice in matters relating to protection and preservation of assets of the Company.

     F. Identify potential end-users of the Company's products and development of business systems and strategies for delivering such products thereto.

     G. Assist the Company in identifying and contracting with required professionals, as needed.

     5. The term of this Agreement shall be Five (5) years, commencing the 15th day of June, 2009 unless otherwise terminated pursuant to this Agreement. Either party may terminate this Agreement upon three (3) months’ prior written notice to the other party. If a party wants to terminate this Agreement at the end of the Term, such party is required to give written notice to the other party on or before the commencement of the ninth month of the Term or any renewal thereof. If there is no notification from either party, this contract will automatically renew for the minimum term of twelve months (12 months).

     6. In consideration of the services to be performed by Consultant, the Company shall pay to the Consultant Sixty Thousand Dollars US ($60,000 USD) per month to be paid on the first day of each month and continuing monthly during the terms hereof.

In addition to the fee payable hereunder, the Company shall be responsible for reimbursing Consultant for reasonable, accountable, out-of-pocket expenses incurred in performing the services provided in this Agreement. Such reimbursement would be in addition to any compensation for services as provided herein above and would be payable in cash, unless otherwise agreed among the parties, within 10 days after receipt of an invoice from Consultant.

The cost of all travel including airline ticketing, hotel accommodations and other related travel costs shall, at the election of Consultant, be prepaid by the Company.

The Company shall be responsible for the fees of auditors, outside legal counsel, and other advisors providing investor relations and/or promotion services and other services requested by the Company during the ongoing business operations of the Company.

In addition, the Company will reimburse the Consultant for any fees or disbursements paid by the Consultant for the preparation and filing of the Company’s reporting documents, quarterly and annual reports required by any governing Securities Commission, listing fees, etc.

      7. The Company represents and warrants to Consultant that:

     A. The Company will cooperate fully and timely with Consultant to enable Consultant to perform its obligations hereunder.

     B. The execution and performance of this Agreement by the Company has been duly authorized by the Board of Directors of the Company.

     C. The performance by the Company of this Agreement will not violate any applicable court decree, law or regulation, nor will it violate any provisions of the organizational documents of the Company or any contractual obligation by which the Company may be bound.

     D. The Company will make its best efforts to file timely all periodic reports required to be filed by it, pursuant to the provisions of the Securities Exchange Act of 1934, throughout the term of this Agreement.

     E. The Company shall supply and deliver to the Consultant all information relating to the Company's business as may be reasonably requested by the Consultant to enable the Consultant to make an assessment of the Company and its business prospects and provide the Consulting Services.

     8. Until such time as the same may become publicly known, the parties agree that any information provided to either of them by the other of a confidential nature will not be revealed or disclosed to any person or entity, except in the performance of this Agreement, and upon completion of Consultant's services and upon the written request of the Company, any original documentation provided by the Company will be returned to it. Consultant will not directly or indirectly buy or sell the securities of the Company at any time when it is privy to non-public information.

     9. All notices hereunder shall be in writing and addressed to the party at the address herein set forth, or at such other address as to which notice pursuant to this section may be given, and shall be given by personal delivery, by certified mail (return receipt requested), Express Mail or by national or international overnight courier.

Notices will be deemed given upon the earlier of actual receipt of three (3) business days after being mailed or delivered to such courier service.

Notices shall be addressed to Consultant at:

MAGNUM GROUP INTERNATIONAL INC.
245 East Liberty Street, Suite 200,
Reno, Nevada 89501

and to the Company at:

QUADRA ENERGY SYSTEMS INC.
6130 Elton Avenue, Las Vegas, Nevada 89107

     10. Miscellaneous.

      A. In the event of a dispute between the parties, both Consultant and the Company agree to settle said dispute through the American Arbitration Association (the "Association") at the Association's Reno Nevada, offices, in accordance with the then-current rules of the Association; the award given by the arbitrators shall be binding and a judgment can be obtained on any such award in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys fees to the prevailing party.

     B. Consultant shall not assign, transfer, pledge or hypothecate the rights or obligations under this Agreement, without the prior written approval of the Company which consent shall not be unreasonably withheld or delayed; Provided however the Consultant shall be entitled to assign its rights or obligations under this Agreement without obtaining such consent to an affiliate or to a bona fide purchaser of all or substantially all of Consultant’s assets, provided the assignee agrees in writing to assume and be bound by all or the assigned portion of Consultant’s obligations under this Agreement. The Company acknowledges that a change in control of Consultant shall not be considered an assignment by Consultant of all or any part of this Agreement or of any of Consultant’s rights or obligations under this Agreement

     C. This Agreement may be executed in multiple counterparts which shall be deemed an original. It shall not be necessary that each party execute each counterpart, or that any one counterpart be executed by more than one party, if each party executes at least one counterpart.

     D. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada.

     E. Amendment. This Agreement shall not be modified or amended except by written agreement of the parties hereto.

     F. No failure or delay by any party in exercising any right, power or privilege under this Agreement shall operate as waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

     G. Severability. Should any part of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any remaining portion, which remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid or unenforceable portion thereof eliminated and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Agreement without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid or unenforceable. Should any material term of this Agreement be in conflict any lows or regulations, the parties shall in good faith attempt to negotiate a lawful modification of this Agreement which will preserve, to the greatest extent possible, the original expectation of the parties.

     H. Delivery of an executed copy of these resolutions be electronic facsimile transmission or other means of electronic communication capable of producing a printed copy will be deemed to be execution and delivery of these resolutions on the date set forth above.

     IN WITNESS WHEREOF the parties hereto have executed this Agreement by their respective Officers authorized by their respective companies, the day and year first above written.

QUADRA ENERGY SYSTEMS INC. By: Authorized Signatory __________________________________

MAGNUM GROUP INTERNATIONAL INC.
By:

Authorized Signatory ___________________________________